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                                                                   Exhibit 10.26

                                  AMENDMENT TO
                       SANTA FE INTERNATIONAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


WHEREAS Santa Fe International Corporation has established a Supplemental Executive Retirement Plan (hereafter "SERP") for the benefit of selected Executive employees of SFIC and

WHEREAS, pursuant to Section 2.2 of the SERP, the Compensation Committee of the Board of Directors may at any time or from time to time amend the SERP provided such amendment does not materially increase plan costs nor substantially modify the eligibility, vesting or benefit provisions of the plan, and

WHEREAS the Compensation Committee has determined that it is appropriate at this time to amend the SERP in a manner not inconsistent with the terms of the Plan,

NOW THEREFORE, effective this 17th day of November 1998 the Santa Fe International Corporation Supplemental Executive Retirement Plan is amended as follows:

1. A new item (bb) is added at the end of the current Section 1.2 Definitions to read as follows:


         (bb) SPECIAL PENSION PLAN means the Special Pension Plan for Selected Employees of the Santa Fe International Corporations, as amended from time to time.

2. A new item (cc) is added at the end of the current Section 1.2 Definitions to read as follows:


         (cc) SPECIAL PENSION PLAN BENEFIT means the sum of (i) the amount of straight life annual retirement benefit payable to a Participant in the Special Pension Plan at his or her Early, Normal or Late Retirement; plus (ii) the amount of annual retirement benefit attributable to the Participant as his or her Adjusted Special Profit Sharing Amount under the Special Pension Plan.


3.       The current Section 3.1 is Amended as follows:

The subsection called "Class A Participants" is DELETED in its entirety and the following SUBSTITUTED therefore:

         "Class A Participants

                  (a) Four (4) percent of Average Total Cash Earnings for each year of Service to a maximum of fifteen (15) years.


                           Less

                  (b)      The sum of


                           (i)      the Qualified Plan Benefit;

                           (ii)     the Equity Restoration Plan Benefit;

                           (iii) any other retirement benefit provided from a non-qualified Company sponsored pension plan which replaces benefits otherwise reduced under Sections 401(a) or 415 of the Code; and

                           (iv)     the Special Pension Plan Benefit."



Dated: November 17, 1998



                                SANTA FE INTERNATIONAL CORPORATION




                                By:      /s/ JOE BOYD
                                   ---------------------------------------------
                                         Santa Fe International Corporation